EXHIBIT 99.1

Ranger Energy Services, Inc. Announces Q4 2017 Results

HOUSTON, TX--(March 6, 2018) – Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended December 31, 2017.

The highlights for Q4 2017 were:

•	The Company began to raise high-spec rig hourly rates in response to higher demand and labor costs.
•	The Company launched its completion wireline business in the Permian Basin. Four trucks were put into service during the quarter and another two have been delivered thus far in 2018.
•

In January 2018, the Company purchased 15 well testing spreads to launch a new complementary service line. Well testing fits into the Company’s focus on delivering a solutions-based approach to best meet its customers’ completion needs.

•

The Company made significant progress integrating assets acquired in the acquisition of ESCO Leasing, LLC, an affiliate of Energy Service Company of Bowie, Inc. (the “ESCO Acquisition”) via re-aligning the management structure and systems.

Financial highlights for Q4 2017 were:

•	Revenues of $50.1 million for Q4 2017, a sequential increase of 22% from $41.1 million in Q3 2017.
•	Net loss of $5.6 million for Q4 decreased from a net loss of $9.5 million in Q3 2017 largely due to the reduction of non-cash interest expense from related party debt in Q4 as compared to Q3.
•

Adjusted EBITDA[1] increased to $3.8 million for Q4, from $3.0 million in Q3, principally due to revenue growth partially offset by startup costs for the wireline business, year-end adjustments related to insurance and the year-end seasonal slowdown.

•	Rig hours for Q4 increased 18% to approximately 69,800 for Q4 from 59,000 in Q3. The rig hours for rigs not part of the ESCO Acquisition were approximately 52,900 in Q4 versus 49,200 in Q3.
•

Rig utilization as measured by average monthly hours per rig decreased to 179 hours in Q4 from 199 hours in Q3 due to the seasonal slowdown and having a full quarter of activity from the rigs acquired in the ESCO Acquisition.

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1 “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see “Ranger Energy Services, Inc. Supplemental Non-GAAP Financial Measures (Unaudited)” at the end of this press release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the most directly comparable GAAP financial measure.

•	The average hourly rates for high-spec rigs increased to approximately $454 in Q4 from $444 in Q3.

Darron Anderson, Ranger’s CEO, commented:

“We experienced another dynamic quarter despite normal, year-end customer budget constraints and seasonal weather impact.  Since the beginning of the year, we are seeing demand strengthening broadly across all basins. We remain focused on our strategy to be the premier, solutions-focused, high-spec rig provider of choice for horizontal completions and producing wells. During the quarter, we took delivery of six new high-spec rigs and launched our completions-focused wireline business in the Permian Basin.  Subsequent to the quarter we purchased 15 well testing spreads to support our horizontal drill-out solution and further our expansion into the completions space. The ESCO integration is progressing well and we are seeing continued rig hour growth from that portion of our fleet thus far in 2018.  With demand improving, we continue to increase pricing and remain optimistic as the market is still significantly below 2014 levels.”

Financial Results

Revenues

During the quarter, revenues increased to $50.1 million from $41.1 million in Q3. The increase was primarily attributable to the increased number of rig hours in the Well Services segment, representing the first full quarter following the ESCO Acquisition, and the startup of our new Permian Basin wireline business.  The results by segment were as follows:

•

Well Services revenue increased 22% to $47.7 million in Q4 from $39.0 million in Q3. Rig utilization, as measured by average monthly hours per rig, decreased to 179 from 199. Total rig hours increased to approximately 69,800 hours in Q4 from 59,000. For the quarter, the average number of rigs in our fleet increased to 130 rigs from 99 in Q3. The Company ended the fourth quarter with 135 rigs in its fleet of which 130 were ready for service and 105 were active. During the quarter, the Company had six new rigs delivered of which one was ready for service by the end of the quarter. Additional increases to revenue were principally due to our Permian Basin wireline business.

•	Processing Solutions revenue increased slightly to $2.4 million from $2.1 million in Q3 mainly due to increased mobilization revenue.

Operating Loss and Net Loss

During the quarter, the operating loss increased to $5.2 million from $4.8 million in Q3. The $0.4 million increase was mainly due to higher depreciation and amortization expenses which were driven by the additional capital expenditures and represents a full quarter of results for the assets acquired in the ESCO Acquisition.

During the quarter, net loss decreased by $3.9 million to $5.6 million from $9.5 million in Q3. The decrease was principally due to lower interest expense from related party debt which was converted to equity in connection with the Company’s initial public offering (the “IPO”), partly offset by depreciation and amortization expense.

Adjusted EBITDA

Adjusted EBITDA increased to $3.8 million in Q4 from $3.0 million in Q3. The increase was mainly due to increased revenues offset by start-up costs for our new wireline activities, adjustments related to insurance and the seasonal slowdown.

Liquidity and Balance Sheet

Operating Activities: Net cash used in operating activities was $17.3 million for the year ended December 31, 2017.

Investing Activities: Net cash used in investing activities was $68.9 million for the year ended December 31, 2017. This includes $47.7 million used for the ESCO Acquisition. Not included in these numbers were assets worth $24.5 million for non-cash additions and $10.7 million in assets purchased via capital lease financing during the year ended December 31, 2017.

Financing Activities: Net cash provided by financing activities was $89.9 million for the year ended December 31, 2017, comprised of $80.8 million of net proceeds from the IPO, $21.0 million in borrowings from related parties that were converted to equity as described below and $4.0 million of contributions from the Company’s previous parent, partially offset by repayment of long-term debt of $12.0 million.

Not included in the numbers above are the following non-cash transactions. In connection with the IPO, the Company settled its related party debt of $21.0 million with the issuance of shares of its Class A and Class B common stock and a $3.0 million long-term liability payable to a related party that can be settled with Class A common stock. In connection with the ESCO Acquisition, the Company issued $5.0 million in shares of its Class A common stock and entered into notes payable to the seller with a principal amount of $7.0 million.

In addition, the Company entered into a $50 million revolving credit facility in conjunction with the IPO. The current borrowing capacity, based on eligible accounts receivable, is approximately $22 million as of December 31, 2017.

Presentation

This press release presents historical results, (i) for the period prior to August 16, 2017, of Ranger Energy Services, LLC, and Torrent Energy Services, LLC, the predecessor of Ranger Energy Services, Inc. for financial reporting purposes and (ii) for the period subsequent to August 16, 2017, of Ranger Energy Services, Inc. and its consolidated subsidiaries. These historical results do not purport to reflect what the results of operations of Ranger would have been had the IPO and related transactions occurred prior to such periods. For example, certain of these historical results do not reflect the attribution of net income to non-controlling interests or the provision for corporate income taxes on the income attributable to Ranger that Ranger expects to recognize in future periods.

Conference Call

The Company will host a conference call to discuss its fourth quarter 2017 results on March 7, 2018 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-866-807-9684. To join the conference call from outside of the United States, participants may dial 1-412-317-5415. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.

 An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10113927. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Ranger Energy Services, Inc.

Ranger Energy Services, Inc. is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings from time to time with the SEC. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.

Company Contact:

Robert S. Shaw Jr.

Chief Financial Officer

(713) 935-8900

robert.shaw@rangerenergy.com

RANGER ENERGY SERVICES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Three months ended
	December 31, 2017	September 30, 2017
Revenues
Well Services	$47.7	$39.0
Processing Solutions	2.4	2.1
Total revenues	50.1	41.1

Operating expenses
Cost of services (exclusive of depreciation and amortization shown separately):
Well Services	41.4	33.1
Processing Solutions	1.0	0.8
Total cost of services	42.4	33.9
General and administrative	6.8	7.9
Depreciation and amortization	6.1	4.1
Total operating expenses	55.3	45.9

Operating loss	(5.2)	(4.8)

Other expenses
Interest expense, net	(0.4)	(4.3)
Total other expenses	(0.4)	(4.3)
Loss before income tax expense	(5.6)	(9.1)
Tax expense	—	(0.4)
Net loss	(5.6)	(9.5)
Less: Net loss attributable to the Predecessor	—	(3.2)
Less: Net loss attributable to non-controlling interests	(2.5)	(2.8)
Net loss attributable to Ranger Energy Services, Inc.	$(3.1)	$(3.5)

Loss per common share
Basic	$(0.36)	$(0.42)
Diluted	$(0.36)	$(0.42)
Weighted average common shares outstanding
Basic	8,413	8,413
Diluted	8,413	8,413

RANGER ENERGY SERVICES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$5.3	$1.6
Restricted cash	—	1.8
Accounts receivable, net	32.1	13.4
Unbilled revenues	6.0	1.2
Prepaid expenses and other current assets	5.7	1.4
Assets held for sale	0.6	2.9
Total current assets	49.7	22.3
Property, plant and equipment, net	189.2	102.4
Goodwill	9.0	1.6
Intangible assets, net	10.8	9.2
Other assets	1.0	0.2
Total assets	$259.7	$135.7

Liabilities and Stockholders' Equity / Net Parent Investment
Current liabilities
Accounts payable	$32.0	$4.7
Accounts payable - related party	—	2.4
Accrued expenses	11.6	2.0
Capital lease obligations, current portion	8.0	0.5
Long-term debt, current portion	1.3	2.3
Total current liabilities	52.9	11.9
Capital lease obligations, less current portion	1.5	0.3
Long-term debt, less current portion	5.8	9.8
Other long-term liabilities	3.8	1.1
Total liabilities	64.0	23.1

Stockholders' equity / net parent investment
Preferred stock, $0.01 per share; 50,000,000 shares authorized, no shares issued or outstanding as of December 31, 2017; no shares authorized or issued as December 31, 2016	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized, 8,413,178 shares issued and outstanding as of December 31, 2017; no shares authorized or issued as of December 31, 2016	0.1	—
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized, 6,866,154 shares issued and outstanding as of December 31, 2017; no shares authorized or issued as of December 31, 2016	0.1	—
Accumulated deficit	(6.6)	—
Additional paid-in capital	110.1	—
Total stockholders' equity	103.7	—
Non-controlling interest	92.0	—
Net parent investment	—	112.6
Total stockholders' equity/net parent investment	195.7	112.6
Total liabilities and stockholders' equity/net parent investment	$259.7	$135.7

RANGER ENERGY SERVICES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

Year ended
December 31, 2017
Cash Flows from Operating Activities
Net loss	$(27.3)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	17.8
Bad debt expense	0.3
Issuance of Class A and Class B Common Stock for settlement of interest on related party debt	5.2
Equity based compensation	1.2
Changes in operating assets and liabilities, net of effect of acquisition
Accounts receivable	(12.4)
Unbilled revenue	(4.7)
Prepaid expenses and other current assets	(4.0)
Other assets	(0.7)
Accounts payable	2.6
Accounts payable - related party	(2.4)
Accrued expenses	7.4
Other long-term liabilities	(0.3)
Net cash used in operating activities	(17.3)

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(21.7)
Sale of property, plant and equipment	0.5
Acquisitions, net of cash received	(47.7)
Net cash used in investing activities	(68.9)

Cash Flows from Financing Activities
Payments on long-term debt	(12.0)
Borrowings on long-term debt	0.1
Borrowings on related party debt	21.0
Principal payments on capital lease obligations	(1.9)
Proceeds from the Offering, net of underwriters' expense of $4.2 million	80.8
Payments incurred for the Offering	(3.9)
Contributions from parent	4.0
Restricted cash	1.8
Net cash provided by financing activities	89.9

Increase in Cash and Cash equivalents	3.7
Cash and Cash Equivalents, Beginning of Year	1.6
Cash and Cash Equivalents, End of Year	$5.3

Supplemental Cash Flows Information
Interest paid	$(0.5)
Supplemental Disclosure of Noncash Investing and Financing Activity
Non-cash capital expenditures	$(24.5)
Non-cash additions to fixed assets through capital lease financing	$(10.7)
Issuance of Class A and Class B Common Stock for payment of related party debt	$(21.0)
Issuance of Class A Common Stock for acquisition	$(5.0)
Long-term obligation to related party	$(3.0)

Seller's Notes for payment for acquisition	$(7.0)

RANGER ENERGY SERVICES, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with GAAP. We define Adjusted EBITDA as net loss before interest expense, net, tax expense (benefit), depreciation and amortization, equity‑based compensation, acquisition‑related and severance costs, impairment of goodwill, costs incurred for IPO-related services and certain other items that we do not view as indicative of our ongoing performance.

We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net loss determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following table presents reconciliations of net income (loss) to Adjusted EBITDA, our most directly comparable financial measure calculated and presented in accordance with GAAP.

The following table is a reconciliation of net income (loss) to Adjusted EBITDA for the three months ended December 31, 2017 and September 30, 2017, in millions:

	Three Months Ended
	December 31, 2017	September 30, 2017	Change $
Net income (loss)	$(5.6)	$(9.5)	$3.9
Interest expense, net	0.4	4.3	(3.9)
Tax expense	—	0.4	(0.4)
Depreciation and amortization	6.1	4.1	2.0
Equity based compensation	0.4	0.2	0.2
Acquisition related and severance costs	2.2	2.2	—
Costs incurred for offering related services	0.3	1.3	(1.0)
Adjusted EBITDA	$3.8	$3.0	$0.8